Exhibit 10.4

Executive Deferred Compensation Plan

(Amended through January 1, 2005)

(DOES NOT REFLECT REQUIRED AMENDMENTS FOR SECTION 409A)

INDEX

EXECUTIVE DEFERRED COMPENSATION PLAN

EXECUTIVE DEFERRED COMPENSATION PLAN

SECTION 1 - DEFINITIONS                                                                                                                1

  1.1 Plan                                                                                                                                       1

  1.2 Company                                                                                                                               1

  1.3 Committee                                                                                                                            1

  1.4 Effective Date                                                                                                                       1

  1.5 Executive                                                                                                               1, 2, 3 & 4

  1.6 Initial Eligibility                                                                                                                  4

  1.7 Fiscal Year                                                                                                                           4

  1.8 Participant                                                                                                                           4

  1.9 Deferred Compensation                                                                                                     4

  1.10 Cash Credits                                                                                                                      4

  1.11 Stock Credits                                                                                                                     4

  1.12 Termination of Service                                                                                                     4

  1.13 Plan Year                                                                                                                             4

  1.14 Code                                                                                                                                      4

  SECTION 2 - Election of Deferral Percentage                                                                                   4

  2.1 Percentage of Base Compensation                                                                            5 & 6

  2.2 Election of Form of Credit                                                                                                    6

  2.3 Distributable Credits                                                                                                            6

  SECTION 3 - CASH CREDITS                                                                                                               6

  3.1 Time of Credits and Interest Equivalents                                                                          6

  SECTION 4 - STOCK CREDITS                                                                                                            6

  4.1 Time of Credits and Dividend Equivalents                                                                 6 & 7

  SECTION 5 - INSOLVENCY OF COMPANY                                                                                      7

  5.1 Treatment of Stock and Cash Credits                                                                        7 & 8

  SECTION 6 - DISTRIBUTIONS UNDER THE PLAN                                                                         7

  6.1 Rules For Distribution                                                                                                  8 & 9

  6.2 Designation Of Beneficiary                                                                                                  9

  6.3 Distribution of Credits                                                                                                        10

  6.4 Form of Distribution                                                                                                            10

  6.5 Taxation Of Distribution                                                                                           10 & 11

  6.6 Change of Control                                                                                                                 11

  6.7 Hardship Withdrawal                                                                                                   10 & 11

  SECTION 7 - MISCELLANEOUS                                                                                                             11

  7.1 Limits                                                                                                                                         11

  7.2 Plan Not a Contract Of Employment                                                                                     11

  7.3 Benefits Not Assignable                                                                                               11 & 12

  7.4 Grantor Trust                                                                                                                           12

  SECTION 8 - ADMINISTRATION                                                                                                           12

  8.1 Committees                                                                                                                                12

  8.2 Actions Of Committees                                                                                                           12

  8.3 Power of Committee                                                                                                                 12

  8.4 Limits of Liability                                                                                                           12 & 13

  8.5 Consultation with Legal Counsel                                                                                           13

  8.6 Context                                                                                                                                         13

  SECTION 9 TERMINATION OR AMENDMENT                                                                                    13

  9.1 Termination Or Amendment                                                                                                   13

  EXECUTIVE DEFERRED COMPENSATION PLAN

  OF

  FEDERATED DEPARTMENT STORES, INC.

  SECTION 1

      1.1 "Plan" means the Executive Deferred Compensation Plan of Federated Department Stores, Inc., as described in this instrument.

      1.2 "Company" means Federated Department Stores, Inc. or any corporate successor thereto. In addition, any reference to this Plan to a "division, subsidiary or affiliate" of the Company shall refer to each corporation (other than the Company) which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes the Company and each other corporation, partnership or other organization (other than the Company) which is part of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) with the Company.

      1.3 "Committee" means one or more Committees appointed to administer the Plan as and to the extent provided in Section 7.

      1.4 "Effective Date" means November 1, 1993.

      1.5 "Executive" means an employee of the Company or any division, subsidiary or affiliate of the Company who, with respect to any Plan Year (or, if the employee's Initial Eligibility occurs during such Plan Year, with respect to the portion of such Plan Year that begins on such Initial Eligibility), meets all of the criteria established in accordance with the following provisions of this Section 1.5 (such criteria being called in the following provisions of this Section 1.5 as the "eligibility criteria"):

          (a) As of the Effective Date and at any later point in time until changed under subsection (c) below, the eligibility criteria which must be met by an employee in order for him or her to be considered an Executive for any Plan Year (or, if the employee's Initial Eligibility occurs during such Plan Year, with respect to the portion of such Plan Year that begins on such Initial Eligibility) shall be, except as is otherwise provided in subsection (b) below, an annualized rate of base compensation (not including, among other things, bonuses, commissions, overtime pay, stock options, severance pay, retention bonuses, fringe benefits or welfare benefits) of $100,000 or more as of the start of such Plan Year (or, if the employee's Initial Eligibility occurs during such Plan Year, as of such Initial Eligibility). Notwithstanding the immediately preceding sentence, if an employee who becomes considered an Executive by reason of the immediately preceding sentence for any Plan Year (or, if the employee's Initial Eligibility occurs during such Plan Year, with respect to the portion of such Plan Year that begins on such Initial Eligibility) has his annualized rate of base compensation reduced below $100,000 during such Plan Year (or such Plan Year portion), he shall not be considered an Executive after the date that occurs in such Plan Year on which his annualized rate of base compensation is so reduced below $100,000.

          (b) Notwithstanding the provisions of subsection (a) above, if an employee is not on March 31, 2000 an Executive for the Plan Year beginning on January 1, 2000 and does not on March 31, 2000 have an annualized rate of base compensation (not including, among other things, bonuses, commissions, overtime pay, stock options, severance pay, retention bonuses, fringe benefits or welfare benefits) of $100,000 or more, then until changed under subsection (c) below, the eligibility criteria which must be met by the employee in order for him to be considered an Executive for any Plan Year beginning on or after January 1, 2000 (or, if the employee's Initial Eligibility occurs during any such Plan Year, with respect to the portion of such Plan Year that begins on such Initial Eligibility) shall be an annualized rate of base compensation of $125,000 or more as of the start of such Plan Year (or, if the employee's Initial Eligibility occurs during such Plan Year, as of such Initial Eligibility). Notwithstanding the foregoing, if an Employee is not on September 30, 2001 an Executive under the eligibility criteria set forth in the immediately preceding sentences, then, as of January 1, 2002 and at any later point in time until changed under paragraph (c) below, the eligibility criteria which must be met by the Employee in order for him or her to be considered an Executive shall be an annualized rate of base compensation of $175,000 or more. Notwithstanding the immediately preceding sentence, if an employee who becomes considered an Executive by reason of the immediately preceding sentence for any Plan Year beginning on or after January 1, 2002 (or, if the employee's Initial Eligibility occurs during any such Plan Year, with respect to the portion of such Plan Year that begins on such Initial Eligibility) has his annualized rate of base compensation reduced below $175,000 during such Plan Year (or such Plan Year portion), he shall not be considered an Executive after the date that occurs in such Plan Year on which his annualized rate of base compensation is so reduced below $175,000.

          Notwithstanding the foregoing, if an Employee is not on September 30, 2003 an Executive under the eligibility criteria set forth in the immediately preceding sentences, then, as of January 1, 2004 and at any later point in time until changed under paragraph (c) below, the eligibility criteria which must be met by the Employee in order for him or her to be considered an Executive shall be an annualized rate of base compensation of $205,000 or more. The dollar amount referred to in this paragraph shall be increased at the same time and in the same manner as the dollar limit in effect under Internal Revenue Code section 401(a)(17). If an employee who becomes considered an Executive under this paragraph for any Plan Year beginning on or after January 1, 2004 (or, if the employee's Initial Eligibility occurs during any such Plan Year, with respect to the portion of such Plan Year that begins on such Initial Eligibility) has his or her annualized rate of base compensation reduced below the minimum amount for said employee to be considered an Executive during such Plan Year (or such Plan Year portion), he or she shall not be considered an Executive after the date that occurs in such Plan Year on which his or her annualized rate of base compensation is so reduced below the minimum amount for said employee to be considered an Executive.

          (c) Subject to the provisions of subsection (d) below but notwithstanding the provisions of subsections (a) and (b) above, the Committee may, at any time and from time to time, increase the dollar amount set forth in subsection (a) or (b) above, that applies to any group of Employees, or otherwise change the eligibility criteria applicable to any group of Employees, pursuant to a written resolution adopted either at any meeting of the Committee or in a writing signed by all members of the Committee.

          (d) Notwithstanding any other provision of the Plan, each employee, in order to meet the eligibility criteria applicable to him so that he is considered an Executive for any Plan Year (or, if the employee's Initial Eligibility occurs during such Plan Year, for the portion of such Plan Year that begins on such Initial Eligibility), must not only meet the conditions set forth in the other subsections of this Section 1.5 but also must be part of a select group of management or other highly compensated employees (within the meaning of Sections 201, 301 and 401 of ERISA) of the Company and its divisions, subsidiaries and affiliates throughout such period. As a result, the Committee shall, pursuant to its power to amend the eligibility criteria under the provisions of subsection (c) above, amend the eligibility criteria that applies to any group of employees if necessary to ensure that every employee who meets the eligibility criteria applicable to him in effect at such time is part of such a select group of management or other highly compensated employees of the Company and its divisions, subsidiaries and affiliates.

          (e) Also, notwithstanding any other provision of the Plan, any employee who is classified during any period as an employee (for payment and withholding purposes) of any corporation, partnership or other organization (for purposes of this subsection (e), an "acquired company") that first becomes a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes the Company or a part of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code) with the Company as a result of the acquisition by the Company and/or a division, subsidiary or affiliate of the Company of the stock or interests of the acquired company or substantially all of the assets of a trade or business of another organization shall not, during such period, be considered an Executive under this Plan, unless either (i) the agreements by which such stock, interests or assets were acquired by the Company and/or a division, subsidiary or affiliate of the Company expressly provide that the employees of the acquired company will be eligible to participate in this Plan, (ii) the Plan is amended by the Company to permit the employees of the acquired company to participate in this Plan or (iii) the Board of Directors of the Company adopts resolutions that provide for the employees of the acquired company to participate in this Plan.

          (f) Consistent with the provisions of subsection (d) above, and in connection with the transaction by which the stock of Fingerhut Companies, Inc. ("Fingerhut") was acquired by the Company as of March 18, 1999 and by which Fingerhut and its subsidiaries thereupon became members of a controlled group of corporations (within the meaning of Section 414(b) of the Code) which includes the Company, for any date or period on or after March 18, 1999 any employee who is then classified as an employee (for payment and withholding purposes) of Fingerhut (or any corporate successor thereto) or any subsidiary of Fingerhut shall not be considered an Executive under this Plan. For purposes hereof, a "subsidiary" of Fingerhut means any corporation, partnership or other organization other than Fingerhut which is in a chain of corporations, partnerships and/or other organizations that begins with Fingerhut and in which at least 80% of the voting interests in each corporation, partnership or other organization in such chain (other than Fingerhut) is owned by Fingerhut or another corporation, partnership or other organization in such chain.

          (g) Any eligibility criteria which is established under the foregoing subsections of this Section 1.5 as to any group of employees shall remain in effect until changed by the Committee pursuant to the foregoing provisions of this Section 1.5. In addition, any written resolution of the Committee which amends the eligibility as to any group of employees criteria shall hereby be incorporated by reference into, and hereby made a part of, the Plan. In addition to the right of the Company's Board of Directors to amend the Plan pursuant to the provisions of Section 9.1 below, the Committee may in its discretion (but is not required to) amend the Plan to reflect any action that is taken by the Committee under the provisions of this Section 1.5 to change the Plan's eligibility criteria as to any group of employees if the Committee determines that such action will be helpful in construing the Plan in the future.

          For purposes hereof, any reference to an "employee" refers to, at any point in time, any individual who is a common law employee of the Company or a division, subsidiary or affiliate of the Company and who is classified as an employee by the Company or a division, subsidiary or affiliate of the Company for payroll payment and withholding purposes at such time.

      1.6 "Initial Eligibility" means (a) for each Plan Year beginning January 1, 1994 or later, the first day of the calendar quarter following the date an employee of the Company becomes an Executive; and (b) as to an Executive who was hired on or before May 1, 1993, (i) November 1, 1993 if his base salary on that date was at least $150,000, and (ii) December 1, 1993 if his base salary on that date was at least $96,368 and less than $150,000.

      1.7 "Fiscal Year" means the fiscal year of the Company as established from time to time.

      1.8 "Participant" means a person a portion of whose compensation for any Plan Year has been deferred pursuant to the Plan and whose Cash or Stock Credits have not been wholly distributed.

      1.9 "Deferred Compensation" means the portion of a Participant's compensation for any Plan Year, or part thereof, that has been deferred pursuant to the Plan.

      1.10 "Cash Credits" of a Participant at any time the sum of all amounts, including interest equivalents, theretofore credited to him pursuant to Section 3.1(a)(i), less the amounts theretofore distributed.

      1.11 "Stock Credits" of a Participant at any time mean the aggregate of all stock equivalents and dividend equivalents theretofore credited to him pursuant to Section 4.1, less the amounts thereof theretofore distributed.

      1.12 "Termination of Service" or similar expression means the termination of the Participant's employment as a regular employee of the Company and any division, subsidiary or affiliate thereof, and shall include retirement. A Participant who is on temporary leave of absence, whether with or without pay, shall not be deemed to have terminated his service.

      1.13 "Plan Year" means the calendar year.

      1.14 "Code" means the Internal Revenue Code of 1986, as such code exists as of the Effective Date or as it may thereafter be amended.

      1.15 "Short Term Cash Deferrals" of a Participant at any time means the sum of all amounts credited to him pursuant to Section 3.1(a)(ii) less the amounts theretofore distributed.

  SECTION 2

      2.1 Each Executive of the Company or of any division, subsidiary or affiliate of the Company may elect to have a percentage of his base compensation, to be received by him during each Plan Year from and after January 1, 1994 deferred in accordance with the terms and conditions of the Plan. The percentage of such base compensation that may be so deferred for any Plan Year shall not exceed 50%, which percentage in each case shall be a multiple of 5%.

      An Executive desiring to exercise such election shall, prior to the beginning of each such Plan Year (or prior to the beginning of the calendar quarter immediately following the Executive's Initial Eligibility, if other than at the beginning of a Plan Year, but in no event later than thirty days after his Initial Eligibility), notify the Company, in writing, of the percentage of such base compensation for such Plan Year that he elects to be so deferred.

      Prior to each Plan Year beginning on or after January 1, 1994 and each Plan Year thereafter, each Executive may make a separate election to defer all or a portion of any annual incentive bonus or any long-term incentive bonus, the measurement period for which commences with or within the Plan Year for which an election is being made. Such percentage shall not exceed 100% as to any cash bonuses to be paid under the Company's 1992 Incentive Bonus Plan (or any successor plan) during any such Plan Year. Each such percentage shall be in each case a multiple of 5%.

      Effective January 1, 2002, any individual who is offered and accepts employment with the Company at an annualized rate of base compensation which would satisfy the requirements of Section 1.5 may, prior to the date he or she first performs any service for the Company, make a separate election to defer all or a portion of any sign-on bonus. Such election shall not exceed 100% of the sign-on bonus and shall be a multiple of 5%.

      Prior to each Plan Year beginning on or after January 1, 2002 and each Plan Year thereafter, each Executive may make a separate election to defer all or a portion of any gains that would otherwise be realized upon the exercise of a non-qualified stock option for that Plan Year. The election must identify the number of options, the grant date, and the grant price. The exercise date must be no earlier than the calendar year following the date of the election and at least six months after the date of the election. The deferral must be made in the form of Stock Credits. In order to defer the gain on the exercise of non-qualified stock options, the Executive must provide an affidavit of ownership (for at least six months prior to the exercise date) of the appropriate number of already-owned shares the fair market value of which equals the exercise price. The election shall be made in accordance with rules to be adopted by the Committee. The provisions of this paragraph shall not apply to any elections made for Plan Years beginning on or after January 1, 2005.

      Each Executive eligible for 1993 deferrals may make a separate election (i) prior to November 1, 1993 to have a percentage of his base compensation during the period from November 1, 1993 to December 31, 1993, or (ii) prior to December 1, 1993 to have a percentage of his base compensation during the period from December 1, 1993 to December 31, 1993, depending on the Initial Eligibility date applicable to such Executive, deferred in accordance with the terms and conditions of the Plan. The percentage of such base compensation that may be deferred for such period shall not exceed 90%, which percentage shall be a multiple of 5%.

      Notwithstanding any of the foregoing provisions of this Section 2.1, any election of an employee of the Company or any division, subsidiary or affiliate of the Company who is an Executive to defer any compensation under this Plan for any Plan Year (or, if the employee's Initial Eligibility occurs during such Plan Year, for the portion of such Plan Year that begins on such Initial Eligibility) shall not apply to any compensation that is payable for services performed by such employee during such Plan Year after the date he is no longer an Executive.

      Also notwithstanding any of the foregoing provisions of this Section 2.1, any election of an employee of the Company or any division, subsidiary or affiliate of the Company who is an Executive to defer any compensation under this Plan for any Plan Year (or, if the employee's Initial Eligibility occurs during such Plan Year, for the portion of such Plan Year that begins on such Initial Eligibility) shall not apply to any compensation that is payable within the one year period that follows the date as of which the employee received, from any plan which is maintained by the Company or any division, subsidiary or affiliate of the Company and qualified under Section 401(a) of the Code, a hardship withdrawal of amounts which were contributed to such plan under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code).

      2.2 The amount of a Participant's Deferred Compensation shall be credited to him either as a Cash Credit, a Short Term Cash Deferral, or a Stock Credit as provided in Section 3 or Section 4, as the case may be, pursuant to the Participant's election for any Plan Year. Such election shall be made in writing at the same time that the Participant elects said percentage as provided in Section 2.1. If a Participant shall fail to make such election at such time, he shall be deemed to have elected the Deferred Compensation credited to him as a Stock Credit.

      2.3 A Participant's Cash Credits and Stock Credits shall be distributable in the manner and subject to the conditions set forth in Section 6.

  SECTION 3

      3.1 (a) The following rules shall apply to deferrals under the Plan.

  (i) If a Cash Credit is elected, the Participant shall be credited, as of the end of each calendar quarter of each Plan Year for which the election was made, with the dollar amount of the Deferred Compensation.

  (ii) If a Short Term Cash Deferral is elected, the Participant shall be credited, as of the end of each calendar quarter of each Plan Year for which the election was made, with the dollar amount of the Short Term Cash Deferral.

          (b) The Cash Credits and Short Term Cash Deferrals of each Participant shall be credited, as of the end of each calendar quarter, with an interest equivalent determined by applying to 100% of such Participant's Cash Credits and/or Short Term Cash Deferrals at the beginning of each calendar quarter, less the amounts distributable or withdrawn pursuant to Section 6 during such quarter, an interest rate equal to one quarter of the percent per annum on United States Five-Year Treasury Bills as of the last day of such calendar quarter.

  SECTION 4

      4.1 (a) If a Stock Credit elected, the Participant shall be credited, as of the end of each calendar quarter, with a stock equivalent which shall be the number of full shares of common stock of the Company that is transferred to or purchased by the Trust provided for in Section 7.4 with the amount of his Deferred Compensation for such calendar quarter and with the dollar amount of any part of such credit that is not convertible into a full share.

          (b) The Stock Credits of each Participant shall be credited, as of the end of each calendar quarter, with a dividend equivalent which shall be an amount determined by multiplying the dividends payable, either in cash or property (other than common stock of the Company), upon a share of common stock of the Company to a stockholder of record during such calendar quarter, by the number of shares in the Participant's Stock Credits at the beginning of such calendar quarter, less the number of shares distributable or withdrawn pursuant to Section 6 during such quarter for which credit is being made. In case of dividends payable in property, the dividend equivalent shall be based on the fair market value of the property at the time of distribution of the dividend, as determined by the Committee. If the dollar amount credited to the Stock Credits of a Participant at the end of any calendar quarter equals or exceeds the average closing price of one share of common stock of the Company determined as provided in subsection (a) of this Section 4.1, such amount shall be treated as if it were a Stock Credit made on such date and such dollar amount shall be reduced accordingly.

          (c) If at any time the number of outstanding shares of common stock of the Company shall be increased as the result of any stock dividend or split-up, the number of shares credited to each Participant's Stock Credits shall be increased in the same proportion as the outstanding number of shares of common stock is increased, or if the number of outstanding shares of common stock of the Company shall at any time be decreased as the result of any combination of outstanding shares, the number of shares credited to each Participant's Stock Credits shall be decreased in the same proportion as the outstanding number of shares of common stock is decreased. In the event the Company shall at any time be consolidated with or merged into any other corporation, there shall be credited to each Participant's Stock Credits, in lieu of the common stock of the Company then credited thereto, the stock of securities given in exchange for a share of common stock of the Company upon such consolidation or merger, multiplied by the number of shares of common stock then credited to the Stock Credits of the Participant.

  SECTION 5

      5.1 If the Company shall be adjudicated or determined to be insolvent by a court of competent jurisdiction, either in bankruptcy or otherwise, all Stock Credits of all Participants shall be deemed as of the date of commencement of such proceeding, to be Cash Credits in the same dollar amount as would have been credited to them at the time such Stock Credits were credited had they at that time elected to have them credited as Cash Credits, together with interest equivalents thereon from that time computed as provided in Section 3.1(b); and together with all other credits of all Participants shall constitute debts of the Company in any such proceeding.

  SECTION 6

      6.1 (a) The following rules shall apply to distributions under the Plan.

  (i) Except in the case of a Participant who has exercised the election provided in the following paragraph of this Section 6.1(a), such distribution shall be made in fifteen approximately equal annual installments.

  (ii) A Participant may request in writing to the Committee at any time prior to the termination of his service that the distribution of his Cash or Stock Credits to him following such termination shall be made in one to fifteen approximately equal installments as the Participant shall request. The Committee in its sole discretion shall determine whether to grant such request. Such request by a Participant may be exercised only once and shall, if approved by the Committee, be irrevocable.

  (iii) Notwithstanding the foregoing provisions of this section, if a Participant's Cash and Stock Credits shall have a value of less than $15,000 at the date of termination of his service, payment of such Cash and Stock Credits shall be made in one installment. Such value of Stock Credits shall be based on the closing market price on the New York Stock Exchange on the nearest day of sale preceding the date of termination of his service.

  (iv) For deferral elections made for Plan Years beginning in 2002 and later, a Participant may elect in writing, at the time of his or her election under Section 2, to commence distribution of his or her Short Term Cash Deferrals at a fixed date which is not less than five (5) years after the beginning of the Plan Year for which the deferral is made. Such distribution may be paid in one to fifteen approximately equal annual installments, as elected by the Participant at the time of the deferral, provided that, if no election is made, (a) such distributions shall be paid in fifteen approximately equal annual installments, or (b) if the Short Term Cash Deferral amount is less than $15,000, in one installment. Any interest equivalents applied to Short Term Cash Deferrals shall be distributed in the same manner as Cash Credits. Notwithstanding a Participant's election in this Section 6.1(a)(iv), in the event a Participant terminates employment prior to the commencement of distribution of distribution of a Plan Year's Short Term Cash Deferrals, such amounts shall be distributed in the same manner as Cash Credits.

          (b) Distribution of the Cash and Stock Credits pursuant to subsection (a) of this Section 6.1 shall be made as soon as practicable following the end of the Fiscal Year in which such termination of service occurred.

          (c) A Participant may request in writing to the Committee prior to the termination of his service, that the distribution of his Cash or Stock Credits, in the event that his service shall terminate by reason of his death, to the person or persons designated as provided in Section 6.2 or to his estate, as the case may be, shall be made in approximately equal installments as the Participant shall request not to exceed fifteen. The Committee in its sole discretion shall determine whether to grant such request. If no request is made, such distribution shall be made in fifteen installments. In any event, if the beneficiary is an estate or if the value of the Participant's Cash and Stock Credits shall be less than $15,000 at the date of the Participant's death (such value determined in accordance with Section 6.1(a)(iii), payment shall be made in one installment.

          (d) Notwithstanding the foregoing provisions of this section, in the event of a "designated change of control" (as defined herein) of the Company, distribution of the Cash and Stock Credits of a Participant (or the person or persons designated as provided in Section 6.2) shall be made to such person in a single payment as soon as practicable following such "designated change of control", in accordance with the provisions of Section 6.4 but no sooner than 30 days after such "designated change of control" occurs. For purposes of this paragraph, a "designated change of control" of the Company shall be deemed to have occurred if any of the following transactions shall have transpired: (i) any person or group (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act"), other than an employee benefit plan sponsored by the Company) makes a tender or exchange offer for shares of common stock of the Company (other than pursuant to a merger or consolidation agreement) pursuant to which purchases are made which result (together with any other holding) in such person or group becoming the beneficial owner within the meaning of Rule 13d-3 under the Act of more than 20% of the Company's then outstanding common stock; (ii) the Company becomes aware that any person or group (as defined above) has become the beneficial owner (as defined above) of more than 20% of the Company's then outstanding common stock and such information has been presented to and considered by the Board of Directors; (iii) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all its assets, or adopt a plan of dissolution or liquidation; or (iv) individuals who were members of the Board of Directors cease to constitute at least a majority thereof as a result of a contested election. The foregoing notwithstanding, a merger of Federated Department Stores, Inc. with R.H. Macy & Co., Inc. pursuant to the Joint Plan of Reorganization of R.H. Macy & Co., Inc. and certain of its subsidiaries for which Federated Department Stores, Inc. and R.H. Macy & Co., Inc. are joint plan proponents, filed with the United States Bankruptcy Court for the Southern District of New York on July 29, 1994, as the same may be amended or modified, shall not be deemed a "designated change of control" of the Company for the purposes of this Plan.

      6.2 Any Cash or Stock Credits or remaining undistributed installments thereof, which become distributable after the death of a Participant, shall be distributed in installments, as provided in this Section 6, to such person or persons, or the survivors thereof, including corporations, unincorporated associations or trusts as the Participant may designate. The Participant may also designate to his widow the absolute power to appoint by will one or more persons including her estate, to receive payments distributable to her if she should die before all distributions have been received. All such designations shall be made in writing delivered to the Committee. The Participant may from time to time revoke or change any such designation on file with the Committee. At the time of the Participant's death, if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist or if no beneficiary designation is on file, such distributions shall be made to the Participant's estate. If the person or persons designated therein shall survive the Participant but shall die before receiving all of such distribution, the balance thereof payable to such deceased distributee shall, unless the Participant's designation provides otherwise, be distributed to such deceased distributee's estate.

      6.3 The distribution of the Cash or Stock Credits of a Participant whose service is terminated by reason of his death shall be made as provided in Section 6.1(c). If the death of the Participant occurs after the termination of his service, the number of installments remaining to be paid shall be the number which otherwise would be distributable to the Participant, provided that the beneficiary may request, within six months of the death of the Participant, in writing to the Committee a shorter number of installments as to all installments which have not yet become payable. The Committee in its sole discretion shall determine whether to grant such request. In any event, if the beneficiary is an estate, payment shall be made in one installment.

      6.4 Distribution of the Cash Credits of a Participant shall be made in cash. Distribution of the Stock Credits of a Participant shall be made by delivery of the number of shares of common stock of the Company credited form the shares held in the Trust provided for in Section 7.4 hereof and by payment of the balance, if any, in cash, except to the extent provided for in Section 6.5. The Committee may, with the consent of the person or persons then entitled to receive distribution of the next payable Cash or Stock Credits (including Stock Credits as to which the elections provided in the following paragraphs have been exercised), make other changes in the time of distribution of all or part of the undistributed Cash or Stock Credits.

      6.5 To the extent that the Company or the trustee provided for in Section 7.4 hereof is required to withhold federal, state, local or foreign taxes in connection with any payment made to a Participant or other person hereunder, it shall be a condition to the receipt of such payment that the Participant or such other person make arrangements satisfactory to the Company or the trustee, as the case may be, for the payment of all such taxes required to be withheld. In the case of any distribution to be made in shares of common stock of the Company, the Participant shall have the right to have the Company or the trustee, as the case may be, retain shares having a then fair market value equal to the amount of tax required to be withheld in respect of such distribution.

      6.6 Notwithstanding any other provision of this Section 6, in the event of a "designated change of control" of the Company, all Stock Credits of Participants (or the person or persons designated as provided in Section 6.2) shall be changed following the date of such "designated change of control" to, and each Participant (or the person or persons designated as provided in Section 6.2) shall instead be credited as of such date with, their cash equivalent determined as follows: the number of shares of common stock of the Company represented by the Stock Credits of a Participant shall be multiplied by the greater of (i) the average price of such stock computed on a daily basis for the ninety (90) day calendar period immediately preceding said date of "designated change of control", or (ii) the highest price offered for shares of common stock of the Company by the corporation, person or group making a tender or exchange offer for shares of common stock of the Company that is comprised within a transaction constituting a "designated change of control" of the Company. Such Participant shall not be credited with any dividend equivalents with respect to such Stock Credits for the quarter of the Plan Year in which said Stock Credits shall be so changed, but the dollar amount distributable to him as aforesaid in lieu thereof shall instead be credited, in that Plan Year and subsequent Plan Years, with an interest equivalent to the same extent that Cash Credits would be so credited. For purposes of this Section 6.6 a "designated change of control" shall have the same meaning as set forth in Section 6.1(d) hereof.

      6.7 Notwithstanding any other provision of the Plan, a Participant or a beneficiary of a Participant may withdraw all or a portion of his account in the event of unforeseeable emergency. For this purpose, unforeseeable emergency means that funds are necessary in light of the immediate and heavy unexpected financial needs of the Participant or beneficiary. Any such distribution shall be limited to the amount required to meet any immediate financial need that is not reasonably available from other sources, all as determined by the Committee. Distribution shall be made in cash as soon as practicable following approval of the withdrawal request by the Committee. The Participant's deferrals shall be suspended and the Participant shall not be permitted to again defer until the beginning of the second Plan Year following the withdrawal. The Stock Credits shall be converted to cash based on the closing market price on the New York Stock Exchange on the nearest day of sale preceding the day such withdrawal request is approved by the Committee.

  SECTION 7

      7.1 No Participant or any other person shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Cash or Stock Credits or interest or dividend equivalent credited to him hereunder, nor the right to exercise any of the rights or privileges of a stockholder with respect to any common stock credited to his Stock Credits, nor any right to receive any distribution under the Plan except as to the extent expressly provided in the Plan. Nothing in the Plan shall be deemed to give any officer or any employee of the Company or any division, subsidiary or affiliate of the Company any right to participate in the Plan, except in accordance with the provisions of the Plan.

      7.2 Neither the adoption nor the amendment of the Plan, nor any action of the Board of Directors of the Company or the Committee, nor any election to defer compensation hereunder, shall be held or construed to confer on any person any legal right to continue as an employee of the Company or any division, subsidiary or affiliate of the Company.

      7.3 No Participant shall have the right to assign, pledge or otherwise dispose of (except (i) by the exercise of a power of appointment designated as in Section 6 provided or (ii) as provided in Section 6) any Cash or Stock Credits nor shall the Participant's interest therein be subject to garnishment, attachment, transfer by operations of law, or any legal process; nor shall any person entitled to receive Cash or Stock Credits or remaining undistributed installments thereof, which become distributable after the death of a Participant in accordance with Section 6, have the right to assign or pledge any such credits or remaining undistributed installments.

      7.4 The Company shall establish and keep in effect as long as benefits are payable under the Plan, a Grantor (Rabbi) Trust, intended to meet the safe harbor provisions of RevProc 92-64, for the benefit of Participant's Stock Credits under the Plan (the "Trust"). The Company shall transfer to the Trust or cause the Trust to purchase shares of common stock of the Company from time to time which shall be held for the benefit of all Participants who have Stock Credits in such amounts so that the number of shares at the end of each calendar quarter shall equal the number of Stock Credits of all Participants outstanding under the Plan. Distribution of shares pursuant to Section 6.4 of the Plan shall be made directly from the Trust.

      The Trust (i) shall be governed by and subject to the terms of a trust agreement entered into between the Company, as grantor, and the trustee and (ii) shall provide that the trustee shall promptly distribute to a Participant such shares of common stock as the Participant shall be entitled to pursuant to the Plan as directed by the Company. For purposes of making such distributions the trustee shall be entitled to rely upon the written directions of the Company.

  SECTION 8

      8.1 The administration of various aspects of the Plan by the Company shall be monitored by one or more Committees appointed from time to time by the Board of Directors of the Company to serve at the pleasure of the Board of Directors.

      8.2 As to each such Committee, three members of the Committee shall constitute a quorum for the transaction of business by such Committee. All action taken by the Committee at a meeting shall be by the vote of a majority of those present at such meeting, but any action may be taken by the Committee without a meeting upon written consent signed by all of the members of the Committee.

      8.3 All determinations of the Committee with respect to such Committee's responsibilities as designated by the Board of Directors, including but without limitation the determination of the Committee as to any disputed question arising under the Plan, including all questions of construction and interpretation, shall be final, binding and conclusive upon all persons. Without limiting the generality of the foregoing, the determination of the Committee as to whether a Participant has terminated his service and the date thereof shall be final, binding and conclusive upon all persons.

      8.4 The acknowledgment by the Company or the Committee of an assignment or pledge made in accordance with provisions of Section 7.3 and any distribution by the Company to the assignee or pledgee shall be final, binding and conclusive upon all persons and shall relieve the Company and Committee of any liability or obligation to any other person or persons with respect to such distribution. As a condition to such acknowledgment or distribution the Company or the Committee may require the submission of such statements, opinions, orders, certificates, resolutions, or other instruments, or documents, consents or evidence, as the case may be, and may impose such requirements of conditions, as either of them, in its sole discretion, shall determine to be necessary or appropriate. Such acknowledgment or distribution shall in no event constitute an amendment, modification or waiver of any of the provisions of the Plan, or impose any obligation on the Company or Committee except as expressly provided by the Plan.

      8.5 The Company or the committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligation or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advise of such counsel.

      8.6 Whenever the context so requires, words in the masculine include the feminine and in the feminine include the masculine.

  SECTION 9

      9.1 The Board of Directors of the Company may, in its absolute discretion, without notice, any time and from time to time, modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, provided, that no such modification, amendment, suspension or termination may, without his consent, apply to or affect the payment or distribution to any Participant of any Cash or Stock Credits, credited to him for any Plan Year ended prior to the effective date of such modification, amendment, suspension or termination.